Exhibit 10.1


                      REVOLVING CREDIT, TERM LOAN, GUARANTY

                                       AND

                               SECURITY AGREEMENT

                                      AMONG

                         PNC BANK, NATIONAL ASSOCIATION
                                   (AS AGENT),

                   CERTAIN FINANCIAL INSTITUTIONS PARTY HERETO
                                  (AS LENDERS),

                               EASY GARDENER, INC.
                                 (AS BORROWER),

                            U. S. HOME & GARDEN, INC.
                                  (AS HOLDINGS)

                                       AND

                          CERTAIN OF THEIR SUBSIDIARIES




                          Dated as of November 15, 2001

                                TABLE OF CONTENTS

                                                                            Page


I.     DEFINITIONS                                                            1

       1.1   Accounting Terms                                                 1

       1.2   General Terms                                                    1

       1.3   Uniform Commercial Code Terms                                    16

       1.4   Certain Matters of Construction                                  16

II.    ADVANCES, PAYMENTS                                                     16

       2.1   (a)   Revolving Advances                                         16

             (b)   Discretionary Rights                                       17

       2.2   Procedure for Revolving Advances Borrowing                       17

       2.3   Disbursement of Advance Proceeds                                 18

       2.4   Term Loan                                                        18

       2.5   Maximum Revolving Advances                                       19

       2.6   Repayment of Advances                                            19

       2.7   Repayment of Excess Advances                                     19

       2.8   Statement of Account                                             19

       2.9   Letters of Credit                                                20

       2.10  Issuance of Letters of Credit                                    20

       2.11  Requirements For Issuance of Letters of Credit                   20

       2.12  Additional Payments                                              21

       2.13  Manner of Borrowing and Payment                                  22

       2.14  Mandatory Prepayments                                            23

       2.15  Use of Proceeds                                                  23

       2.16  Defaulting Lender                                                23

III.   INTEREST AND FEES                                                      24

       3.1   Interest                                                         24

       3.2   Letter of Credit Fees                                            24

       3.3   (a)   Closing Fee                                                25

             (b)   Facility Fee                                               25

             (c)   Agency Fee                                                 25

             (d)   Other Fees                                                 25

       3.4   Collateral Monitoring Fee                                        25

       3.5   Other Expenses                                                   25

       3.6   Computation of Interest and Fees                                 26

       3.7   Maximum Charges                                                  26

       3.8   Increased Costs                                                  26

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page


       3.9   Basis For Determining Interest Rate Inadequate or Unfair         26

       3.10  Capital Adequacy                                                 27

       3.11  Gross Up for Taxes                                               27

       3.12  Withholding Tax Exemption                                        28

IV.    COLLATERAL:  GENERAL TERMS                                             28

       4.1   Security Interest in the Collateral                              28

       4.2   Perfection of Security Interest                                  28

       4.3   Disposition of Collateral                                        29

       4.4   Preservation of Collateral                                       29

       4.5   Ownership of Collateral                                          29

       4.6   Defense of Agent's and Lenders' Interests                        29

       4.7   Books and Records                                                30

       4.8   Financial Disclosure                                             30

       4.9   Compliance with Laws                                             30

       4.10  Inspection of Premises                                           30

       4.11  Insurance                                                        30

       4.12  Failure to Pay Insurance                                         31

       4.13  Payment of Taxes                                                 31

       4.14  Payment of Leasehold Obligations                                 32

       4.15  Receivables                                                      32

             (a)   Nature of Receivables                                      32

             (b)   Solvency of Customers                                      32

             (c)   Location of Credit Parties                                 32

             (d)   Collection of Receivables                                  32

             (e)   Notification of Assignment of Receivables                  33

             (f)   Power of Agent to Act on Credit Parties Behalf             33

             (g)   No Liability                                               33

             (h)   Establishment of a Lockbox Account, Dominion Account       34

             (i)   Adjustments                                                34

       4.16  Inventory                                                        34

       4.17  Maintenance of Equipment                                         34

       4.18  Exculpation of Liability                                         34

       4.19  Environmental Matters                                            34

       4.20  Financing Statements                                             36

V.     REPRESENTATIONS AND WARRANTIES                                         36

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

       5.1   Authority                                                        36

       5.2   Formation and Qualification                                      36

       5.3   Survival of Representations and Warranties                       37

       5.4   Tax Returns                                                      37

       5.5   Financial Statements                                             37

       5.6   Corporate Name                                                   38

       5.7   O.S.H.A. and Environmental Compliance                            38

       5.8   Solvency; No Litigation, Violation, Indebtedness or Default      38

       5.9   Patents, Trademarks, Copyrights and Licenses                     39

       5.10  Licenses and Permits                                             39

       5.11  Default of Indebtedness                                          40

       5.12  No Default                                                       40

       5.13  No Burdensome Restrictions                                       40

       5.14  No Labor Disputes                                                40

       5.15  Margin Regulations                                               40

       5.16  Investment Company Act                                           40

       5.17  Disclosure                                                       40

       5.18  Swaps                                                            40

       5.19  Conflicting Agreements                                           40

       5.20  Application of Certain Laws and Regulations                      41

       5.21  Business and Property of Borrower                                41

       5.22  Section 20 Subsidiaries                                          41

VI.    AFFIRMATIVE COVENANTS                                                  41

       6.1   Payment of Fees                                                  41

       6.2   Conduct of Business and Maintenance of Existence and Assets      41

       6.3   Violations                                                       41

       6.4   Government Receivables                                           41

       6.5   Net Worth                                                        41

       6.6   Fixed Charge Coverage Ratio                                      42

       6.7   Execution of Supplemental Instruments                            42

       6.8   Payment of Indebtedness                                          42

       6.9   Standards of Financial Statements                                42

       6.10  Appraisals                                                       43

VII.   NEGATIVE COVENANTS                                                     43

       7.1   Merger, Consolidation, Acquisition and Sale of Assets            43

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

       7.2   Creation of Liens                                                43

       7.3   Guarantees                                                       43

       7.4   Investments                                                      43

       7.5   Loans, etc.                                                      44

       7.6   Capital Expenditures                                             44

       7.7   Dividends, etc                                                   44

       7.8   Indebtedness                                                     44

       7.9   Nature of Business                                               44

       7.10  Transactions with Affiliates                                     44

       7.11  Leases                                                           44

       7.12  Subsidiaries                                                     45

       7.13  Fiscal Year and Accounting Changes                               45

       7.14  Pledge of Credit                                                 45

       7.15  Amendments                                                       45

       7.16  Compliance with ERISA                                            45

       7.17  Prepayment of Indebtedness                                       45

       7.18  Subordinated Obligations                                         45

VIII.  CONDITIONS PRECEDENT                                                   46

       8.1   Conditions to Initial Advances                                   46

             (a)   Note                                                       46

             (b)   Filings, Registrations and Recordings                      46

             (c)   Corporate Proceedings of Borrower                          46

             (d)   Incumbency Certificates of Borrower                        46

             (e)   Corporate Proceedings of each Guarantor                    47

             (f)   Incumbency Certificates of each Guarantor                  47

             (g)   Certificates                                               47

             (h)   Good Standing Certificates                                 47

             (i)   Legal Opinion                                              47

             (j)   No Litigation                                              47

             (k)   Financial Condition Certificate                            47

             (l)   Collateral Examination                                     47

             (m)   Financial Statements                                       47

             (n)   Fees                                                       48

             (o)   Pro Forma Financial Statements                             48

             (p)   EBITDA Projections                                         48

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

             (q)   Subordination Agreement                                    48

             (r)   Subordinated Notes                                         48

             (s)   Junior Subordinated Debentures                             48

             (t)   Insurance                                                  48

             (u)   Payment Instructions                                       48

             (v)   Blocked Accounts                                           48

             (w)   Consents                                                   48

             (x)   No Adverse Material Effect                                 48

             (y)   Leasehold Agreements                                       48

             (z)   Other Documents                                            48

             (aa)  Contract Review                                            48

             (bb)  Closing Certificate                                        49

             (cc)  Formula Amount                                             49

             (dd)  Undrawn Availability                                       49

             (ee)  Other                                                      49

       8.2   Conditions to Each Advance                                       49

             (a)   Representations and Warranties                             49

             (b)   No Default                                                 49

             (c)   Maximum Advances                                           49

IX.    INFORMATION AS TO CREDIT PARTIES                                       49

       9.1   Disclosure of Material Matters                                   49

       9.2   Schedules                                                        50

       9.3   Environmental Reports                                            50

       9.4   Litigation                                                       50

       9.5   Material Occurrences                                             50

       9.6   Government Receivables                                           50

       9.7   Annual Financial Statements                                      50

       9.8   Quarterly Financial Statements                                   51

       9.9   Monthly Financial Statements                                     51

       9.10  Other Reports                                                    51

       9.11  Additional Information                                           51

       9.12  Projected Operating Budget                                       52

       9.13  Variances From Operating Budget                                  52

       9.14  Notice of Suits, Adverse Events                                  52

       9.15  ERISA Notices and Requests                                       52

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

       9.16  Additional Documents                                             53

X.     EVENTS OF DEFAULT                                                      53

XI.    LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT                             55

       11.1  Rights and Remedies                                              55

       11.2  Agent's Discretion                                               55

       11.3  Setoff                                                           56

       11.4  Rights and Remedies not Exclusive                                56

       11.5  Allocation of Payments After Event of Default                    56

XII.   WAIVERS AND JUDICIAL PROCEEDINGS                                       57

       12.1  Waiver of Notice                                                 57

       12.2  Delay                                                            57

       12.3  Jury Waiver                                                      57

XIII.  EFFECTIVE DATE AND TERMINATION                                         57

       13.1  Term                                                             57

       13.2  Termination                                                      57

XIV.   GUARANTY                                                               57

       14.1  Guaranty                                                         57

       14.2  Guarantors' Obligations Unconditional                            58

       14.3  Subordination                                                    60

       14.4  Waiver of Subrogation                                            61

       14.5  Fraudulent Transfer Limitation                                   61

       14.6  Contribution Among Guarantors                                    61

       14.7  Future Guarantors                                                62

       14.8  Joint and Several Obligation                                     62

       14.9  No Waiver                                                        62

       14.10 Representations and Warranties                                   62

XV.    REGARDING AGENT                                                        62

       15.1  Appointment                                                      62

       15.2  Nature of Duties                                                 63

       15.3  Lack of Reliance on Agent and Resignation                        63

       15.4  Certain Rights of Agent                                          64

       15.5  Reliance                                                         64

       15.6  Notice of Default                                                64

       15.7  Indemnification                                                  64

       15.8  Agent in its Individual Capacity                                 64

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

       15.9  Delivery of Documents                                            64

       15.10 Credit Parties' Undertaking to Agent                             64

XVI.   MISCELLANEOUS                                                          65

       16.1  Governing Law                                                    65

       16.2  Entire Understanding                                             65

       16.3  Successors and Assigns; Participations; New Lenders              67

       16.4  Application of Payments                                          68

       16.5  Indemnity                                                        68

       16.6  Notice                                                           68

       16.7  Survival                                                         70

       16.8  Severability                                                     70

       16.9  Expenses                                                         70

       16.10 Injunctive Relief                                                70

       16.11 Consequential Damages                                            70

       16.12 Captions                                                         71

       16.13 Counterparts; Facsimile Signatures                               71

       16.14 Construction                                                     71

       16.15 Confidentiality; Sharing Information                             71

       16.16 Publicity                                                        71

                      REVOLVING CREDIT, TERM LOAN, GUARANTY
                                       AND
                               SECURITY AGREEMENT


     THIS REVOLVING CREDIT, TERM LOAN, GUARANTY AND SECURITY AGREEMENT, dated as of November 15, 2001 (the "Agreement"), is entered into by and among EASY GARDENER, INC., a Delaware corporation ("Borrower"), U. S. HOME & GARDEN, INC., a Delaware corporation of which Borrower is a wholly-owned Subsidiary ("Holdings"), the various Subsidiaries of Borrower and Holdings whose names appear on the signature pages to this Agreement or who may hereafter become parties hereto by executing and delivering an Instrument of Joinder (such Subsidiaries and Holdings sometimes being referred to herein collectively as the "Guarantors" and individually as a "Guarantor"; and the Guarantors and Borrower sometimes being referred to herein collectively as the "Credit Parties" and individually as a "Credit Party"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

I.   DEFINITIONS.

     1.1 Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended June 30, 2001, unless otherwise agreed by Agent.

     1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

          "Accountants" shall have the meaning set forth in Section 9.7 hereof.

          "Advance Rates" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

          "Advances" shall mean and include the Revolving Advances, Letters of Credit and the Term Loan.

          "Affiliate" of any Person shall mean (a) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

          "Agreement" shall have the meaning set forth in the preamble hereto.

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus one-half of one percent (0.5%).

          "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Documents or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

          "Authority" shall have the meaning set forth in Section 4.19(d) hereof.

          "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

          "Benefited Lender" shall have the meaning set forth in Section 2.13(d) hereof.

          "Blocked Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

          "Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

          "Borrower's Account" shall have the meaning set forth in Section 2.8 hereof.

          "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

          "Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

          "Capitalized Lease Obligation" shall mean any Indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq.

          "Change of Control" shall mean the failure of Richard Grandy to be President and CEO of Borrower, in substantially the same capacity as he functions in those offices on the Closing Date; provided that if such failure arises from the death or disability of Richard Grandy, a Change of Control shall not be deemed to have occurred unless Borrower shall have failed to replace Mr. Grandy in such capacities with a person or persons acceptable to Agent within 90 days.

          "Change of Ownership" shall mean, (a) the failure of Holdings to own and control, directly, 100% of the equity interests of Borrower and directly or indirectly, 100% of the equity interests of each of Ampro Industries, Inc., Golden West Agri-Products, Inc., Weed Wizard Acquisition Corp., Weatherly Consumer Products, Inc. and Weatherly Consumer Products Group, Inc. or (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Richard Kassel and/or Richard Grandy (and/or any entity of which Mr. Kassel and/or Mr. Grandy have voting and management control and more than 50% of the economic interests), of shares representing fifty percent (50%) or more of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Holdings.

          "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

          "Closing Date" shall mean November 20, 2001 or such other date as may be agreed to by the parties hereto.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

          "Collateral", with respect to any Person, shall mean all of such Person's personal property, including:

               (a) all Receivables (including, all Intercompany Obligations);

               (b) all Equipment;

               (c) all General Intangibles;

               (d) all Inventory;

               (e) all Subsidiary Stock; and

               (f) all of such Person's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Person's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Person from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Person's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by such Person, all real and personal property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which such Person has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Person;

               (g) all of such Person's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Person or in which it has an interest), computer programs, tapes, disks and documents relating to the items referred to in any of the foregoing clauses (a), (b), (c), (d), (e) or (f); and

               (h) all proceeds and products of the items referred to in any of the foregoing clauses (a), (b), (c), (d), (e), (f) or (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

For avoidance of doubt, Collateral shall not include ownership interests in the Trust or treasury stock of Holdings.

          "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3 hereof.

          "Commitment Transfer Supplement" shall mean a document in the form of
     Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

          "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

          "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

          "Controlled Group" shall mean, with respect to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414 of the Code.

          "Credit Parties" and "Credit Party" shall have the respective meanings set forth in the preamble to this Agreement.

          "Current Assets" of any Person at a particular date, shall mean all cash, cash equivalents, accounts and inventory of such Person and all other items which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of such Person as at such date; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of such Person, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of such Person, or (c) the cash surrender value of any life insurance policy.

          "Current Liabilities" of any Person at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of such Person, as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of such Person payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of such Person (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

          "Customer" of any Person shall mean and include the account debtor with respect to any Receivable and/or the purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into any contract or other arrangement with such Person, pursuant to which such Person is to deliver any personal property or perform any services.

          "Customs" shall have the meaning set forth in Section 2.11(c) hereof.

          "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

          "Defaulting Lender" shall have the meaning set forth in Section 2.16(a) hereof.

          "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

          "Designated Lender" shall have the meaning set forth in Section 16.2(b) hereof.

          "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

          "Dollar" and the sign "$" shall mean lawful money of the United States of America.

          "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

          "Early Termination Date" shall have the meaning set forth in Section
     13.1 hereof.

          "Earnings Before Interest and Taxes" of any Person shall mean for any period the sum of (i) net income (or loss) of such Person for such period (excluding extraordinary gains and losses, plus (ii) all interest expense of such Person for such period, plus (iii) all charges against income of such Person for such period for federal, state and local taxes actually paid.

          "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

          "Eligible Inventory" shall mean and include Inventory valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Eligible Inventory shall include all Inventory in-transit for which title has passed to the applicable Credit Party, which is insured to the full value thereof and for which Agent shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in Agent's name.

          "Eligible Receivables" shall mean and include with respect to any Credit Party, each Receivable of Borrower arising in the ordinary course of such Credit Party's business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than

     Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

               (a) it arises out of a sale made by such Credit Party to an Affiliate of such Credit Party or to a Person controlled by an Affiliate of Borrower;

               (b) it is due or unpaid more than one hundred twenty (120) days after the original invoice date or more than sixty (60) days after the due date;

               (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder; provided, that Seasonal Receivables shall only be deemed not to be Eligible Receivables for purposes of this clause (c) to the extent not paid within their originally stated terms. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

               (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

               (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

               (f) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms or supported by credit insurance, in each case acceptable to Agent in its sole discretion;

               (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

               (h) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

               (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

               (j) the goods giving rise to such Receivable have not been shipped to the Customer or the services giving rise to such Receivable have not been performed by Borrower or the Receivable otherwise does not represent a final sale;

               (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit (provided that with respect to Receivables in existence and considered Eligible Receivables at the time that Agent imposes any such Credit Limit, the effect of which would be to render such Receivables no longer Eligible Receivables, such credit limit shall take effect on the tenth (10th) Business Day following its imposition with respect to outstanding Advances but shall have immediate effect for purposes of any additional Advances);

               (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (to the extent of the portion of such Receivable that is subject to offset, deduction, defense, dispute, or counterclaim), the Customer is also a creditor or supplier of such Credit Party or the Receivable is contingent in any respect or for any reason;

               (m) such Credit Party has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

               (n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

               (o) such Receivable is not payable to such Credit Party; or

               (p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

          "Environmental Complaint" shall have the meaning set forth in Section 4.19(d) hereof.

          "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          "Equipment" of any Person shall mean and include all of such Person's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

          "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Bridge Information Services (formerly known as Dow Jones Markets Service) (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by PNC) display page 3750 (or such other display page on the Bridge Information Services system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

       Average of London interbank offered rates quoted by BBA as shown on Eurodollar Rate =Bridge Information Services display page 3750 or appropriate successor (including the Reuters Service LIBOR Page)
       -------------------------------------------------------------------
                                1.00 - Reserve Percentage.

          "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

          "Event of Default" shall have the meaning set forth in Article X hereof.

          "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

          "Fee Letter" shall mean the fee letter dated as of November 15, 2001 between Borrower and PNC.

          "Fixed Charge Coverage Ratio" shall mean and include, with respect to any period of determination, the ratio of (a) EBITDA minus (i) capitalized expenditures made during such period minus (ii) cash taxes paid during such period, to (b) the sum (without duplication) of all Senior Debt Payments (excluding payments to reduce the principal of the Revolving Advances) and all Subordinated Debt Payments during such period.

          "Formula Amount" shall have the meaning set forth in Section 2.1(a) hereof.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "General Intangibles" of any Person shall mean and include all of such Person's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

          "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

          "Guarantor" is defined in the preamble.

          "Guaranty" shall mean any guaranty of the obligations of Borrower executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, whether pursuant to Article XIV hereof or otherwise.

          "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

          "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

          "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

          "Holdings" shall mean U.S. Home & Garden Inc., a corporation organized under the laws of the State of Delaware.

          "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

          "Indenture" shall have the meaning set forth in Section 7.18 hereof.

          "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

          "Instrument of Joinder" shall mean an Instrument of Joinder substantially in the form of Exhibit 14.7 hereto, pursuant to which a Person becomes a party to this Agreement as a Guarantor.

          "Intercompany Note" shall mean a promissory note substantially in the form of Exhibit 7.8 hereto, evidencing Intercompany Obligations owed to Borrower by one of its Subsidiaries.

          "Intercompany Obligations" shall have the meaning set forth in Section
     14.3 hereof.

          "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

          "Inventory" of any Person shall mean and include all of such Person's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

          "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

          "Investment Property" of any Person shall mean and include all of such Person's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

          "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

          "Junior Subordinated Debentures" shall refer to those certain Junior Subordinated Deferrable Interest Debentures issued by Holdings in connection with the Trust Preferred Securities.

          "Leasehold Interests" of any Person shall mean all of such Person's right, title and interest in and to any leasehold estate in real property.

          "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

          "Lender Default" shall have the meaning set forth in Section 2.16(a) hereof.

          "Letter of Credit Application" shall have the meaning set forth in
     Section 2.10(a) hereof.

          "Letter of Credit Fees" shall have the meaning set forth in Section
     3.2 hereof.

          "Letters of Credit" shall have the meaning set forth in Section 2.9 hereof.

          "Liabilities" shall have the meaning set forth in Section 14.1 hereof.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the Credit Parties taken as a whole or of Borrower, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral taken as a whole, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

          "Maximum Revolving Advance Amount" shall mean $31,000,000.

          "Maximum Term Loan" shall mean $2,000,000.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

          "Net Orderly Liquidation Value" shall mean, with respect to Eligible Inventory, the value of such Eligible Inventory as determined by reference to the most recent inventory appraisal satisfactory to Agent.

          "Net Worth" of any Person at a particular date, shall mean all amounts which would be included under shareholders' equity on a consolidated balance sheet of such Person determined in accordance with GAAP as at such date.

          "Non-Defaulting Lenders" shall have the meaning set forth in Section 2.16(b) hereof.

          "Note" shall mean both the Term Note and the Revolving Credit Note.

          "Notice" shall have the meaning set forth in Section 16.6 hereof.

          "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any Guarantor to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders (on the one hand) and Borrower or nay Guarantor (on the other hand) and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of Borrower and the Guarantors to Agent or Lenders to perform acts or refrain from taking any action.

          "Other Documents" shall mean the Note, the Fee Letter, the Subordination Agreement, the Intercompany Notes and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

          "Out-of-Formula Loans" shall have the meaning set forth in Section 16.2(b).

          "Overadvance Threshold Amount" shall have the meaning set forth in
     Section 16.2(b) hereof.

          "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

          "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in
     Section 5.5; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) other Liens incidental to the conduct of Borrower's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent's or Lenders' rights in and to the Collateral or the value of Borrower's property or assets or which do not materially impair the use thereof in the operation of Borrower's business; and (i) Liens disclosed on
     Schedule 1.2.

          "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean any employee benefit plan within the meaning of
     Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

          "Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a) hereof.

          "Pro Forma Financial Statements" shall have the meaning set forth in
     Section 5.5(b) hereof.

          "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

          "Purchasing Lender" shall have the meaning set forth in Section 16.3(c) hereof.

          "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss. 6901 et seq., as same may be amended from time to time.

          "Real Property" shall mean all right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto and shall include the Leasehold Interests.

          "Receivables" of any Person shall mean and include all of such Person's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Person by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

          "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

          "Register" shall have the meaning set forth in Section 16.3(d) hereof.

          "Release" and "Releases" shall have the meaning set forth in Section 5.7(c)(i) hereof.

          "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

          "Required EBITDA" shall mean, for purposes of Section 7.18 hereof, the amount set forth below opposite the month in which such determination is made, in each case for the applicable Determination Period, for which purpose "Determination Period" shall mean the period of 12 consecutive months ended on the last day of the second month ended prior to the date of determination (by way of illustration, for a determination made during the month of March 2002, the Determination Period will be the 12-month period ended on January 31, 2002):

          Month of Determination                  Required EBITDA
          ----------------------                  ---------------

          December 2001                           $5,396,000
          January 2002                            $5,944,000
          February 2002                           $6,438,000
          March 2002                              $6,402,000
          April 2002                              $7,265,000
          May 2002                                $8,884,000
          June 2002                               $9,383,000
          July 2002                               $9,537,000
          August 2002                             $10,507,000
          September 2002                          $10,540,000
          October 2002                            $10,511,000
          November 2002                           $10,477,000
          December 2002                           $10,440,000
          January 2003                            $10,398,000
          February 2003                           $10,442,000
          March 2003                              $10,470,000
          April 2003                              $10,683,000
          May 2003                                $10,937,000
          June 2003                               $11,188,000
          July 2003                               $11,380,000
          August 2003                             $11,511,000
          September 2003                          $11,547,000
          October 2003                            $11,515,000
          November 2003                           $11,479,000
          December 2003                           $11,438,000
          January 2004                            $11,392,000
          February 2004                           $11,440,000
          March 2004                              $11,471,000
          April 2004                              $11,703,000
          May 2004                                $11,978,000
          June 2004                               $12,252,000
          July 2004                               $12,460,000
          August 2004                             $12,603,000
          September 2004                          $12,642,000
          October 2004                            $12,608,000
          November 2004                           $12,568,000

          "Required Lenders" shall mean Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Commitment Percentages; provided that the foregoing percentages shall be increased to one hundred percent (100%) at any and all times when there are fewer than three (3) Lenders.

          "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

          "Revolving Advances" shall mean Advances made other than Letters of Credit, and the Term Loan.

          "Revolving Credit Note" shall mean the promissory notes referred to in
     Section 2.1(a) hereof.

          "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one-half of one percent (0.5%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two and three-fourths percent (2.75%)with respect to Eurodollar Rate Loans.

          "Seasonal Receivables" shall mean Receivables that fail to be Eligible Receivables solely by virtue of clause (b) of the definition of Eligible Receivables and that are evidenced by invoices having specific, stated payment due dates or stated payment terms in excess of 120 days.

          "Seasonal Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

          "SEC Report" shall mean the most recent annual report of Holdings as filed on Form 10-K with the Securities and Exchange Commission.

          "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

          "Senior Debt Payments" shall mean and include all cash actually expended by Holdings and its Subsidiaries on a consolidated basis to make
     (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the Term Loan, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) capitalized lease payments, plus (e) all payments with respect to any other Indebtedness for borrowed money (including, without limitation, the Subordinated Notes and the Junior Subordinated Debentures).

          "Settlement Date" shall mean the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

          "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Subordinated Notes.

          "Subordinated Loan" shall mean the loan evidenced by the Subordinated Notes.

          "Subordinated Note Holders" shall mean, collectively, LEG Partners III SBIC, L.P., LEG Co-Investors, LLC, LEG Partners Debenture SBIC, L.P., LEG Partners III, L.P., LEG Co-Investors II, LLC, 555 Madison Investors, LLC and their respective successors and assigns.

          "Subordinated Notes" shall mean the subordinated promissory notes issued by Borrower in favor of the Subordinated Note Holders Incorporated dated as of November 15, 2001 in the aggregate principal amount of $6,849,315.

          "Subordination Agreement" shall mean the Subordination Agreement dated as of November 15, 2001 among Agent, Borrower, the Guarantors and the Subordinated Note Holders.

          "Subsidiary" or in the collective, "Subsidiaries" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

          "Subsidiary Stock" shall mean, with respect to any Person, all of the issued and outstanding shares of capital stock of such Person's Subsidiaries excluding the ownership interests of the Trust and of Egarden, Inc.

          "Term" shall have the meaning set forth in Section 13.1 hereof.

          "Term Loan" shall mean the Advances made pursuant to Section 2.4 hereof.

          "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one percent (1%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus three and one-fourth percent (3.25%) with respect to Eurodollar Rate Loans.

          "Term Note" shall have the meaning set forth in Section 2.4 hereof.

          "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to
     Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

          "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

          "Transactions" shall have the meaning set forth in Section 5.5(a) hereof.

          "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

          "Trust" shall mean U.S. Home & Garden Trust I, a Delaware business trust and wholly owned Subsidiary of Holdings.

          "Trust Preferred Securities" shall mean trust securities issued by the Trust.

          "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing to Borrower's trade creditors which are outstanding beyond 60 days, plus (iii) fees and expenses for which Borrower is liable but which have not been paid or charged to Borrower's Account.

          "Website Posting" shall have the meaning set forth in Section 16.6 hereof.

          "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

          "Working Capital" at a particular date, shall mean the excess, if any, of Current Assets over Current Liabilities at such date.

     1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

     1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.  ADVANCES, PAYMENTS.

     2.1 (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 2.1(b), each Lender, severally and not jointly, agrees make Revolving Advances to Borrower in aggregate amounts outstanding at any time up to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit and (y) an amount equal to the sum of:

               (i) up to eighty-five percent (85%), subject to the provisions of
          Section 2.1(b) hereof (the "Receivables Advance Rate"), of Eligible Receivables, plus

               (ii) up to eighty-five percent (85%), subject to the provisions of Section 2.1(b) hereof (the "Seasonal Receivables Advance Rate"), of Seasonal Receivables due and unpaid one hundred eighty (180) days or less from invoice date and sixty (60) days or less from due date, provided that in no event shall the amount determined pursuant to this clause (ii) be permitted to exceed $1,500,000, plus

               (iii) up to eighty-five percent (85%), subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate") of the Net Orderly Liquidation Value of Eligible Inventory, subject to the provisions of
          Section 2.1(b) hereof (the Inventory Advance Rate, Receivables Advance Rate and the Seasonal Receivables Advance Rate, being referred to collectively as the "Advance Rates") provided that in no event shall the amount determined pursuant to this clause (iii) be permitted to exceed $10,000,000, minus

               (iv) the aggregate amount of outstanding Letters of Credit, minus

               (v) such reserves as Agent may reasonably deem proper and necessary from time to time.

     The amount derived from the sum of Sections 2.1(a)(y)(i), (ii) and (iii) minus Sections 2.1 (a)(y)(iv) and (v) at any time and from time to time shall be referred to as the "Formula Amount"; provided that at no time may more than $500,000 of the Formula Amount be attributable to Receivables owed by Tru Serve and its Affiliates, unless otherwise agreed by Agent. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

          (b) Discretionary Rights. Subject to Section 16.2, the Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing the reserves may limit or restrict Advances requested by Borrower. Agent shall give Borrower five (5) days' prior written notice of its intention to decrease the Advance Rates.

     2.2 Procedure for Revolving Advances Borrowing.

          (a) Borrower may notify Agent prior to 11:00 a.m., Pacific Time, on a Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

          (b) Notwithstanding the provisions of subsection (a) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be an integral multiple of $500,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months (except that during the period of 90 days commencing on the Closing Date, all Interest Periods shall be for one month); provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

          (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

     Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

          (d) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to so convert a loan, Borrower shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than ten (10) Eurodollar Rate Loans, in the aggregate.

          (e) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

          (f) Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be conclusive absent manifest error.

          (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrower shall be conclusive absent manifest error.

     2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at PNC, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     2.4 Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrower in the sum equal to such Lender's Commitment Percentage of $2,000,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an

Event of Default under this Agreement or termination of this Agreement: The Term Loan shall be, with respect to principal, payable in equal monthly installments of $33,333.33, commencing on January 1, 2002 and on the first day of each month thereafter with the balance payable upon the expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the "Term Note") in substantially the form attached hereto as Exhibit 2.4.

     2.5 Maximum Revolving Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (b) the Formula Amount.

     2.6 Repayment of Advances.

          (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 hereof and in the Term Note, subject to mandatory prepayments as herein provided.

          (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day Agent receives such payments via wire transfer or electronic depository check or
     (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent's account. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

          (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 12:00 p.m. Pacific Time, on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section
     2.2 hereof.

          (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.7 Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted pursuant to Section 2.5 hereof shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.8 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of

Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.9 Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $2,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the applicable Contract Rate; Letters of Credit that have not been drawn upon shall not bear interest.

     2.10 Issuance of Letters of Credit.

          (a) Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrower also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

          (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one (1) year after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrower for a Letter of Credit hereunder.

          (d) Agent shall have absolute discretion whether to accept any draft. Without in any way limiting Agent's absolute discretion whether to accept any draft, Borrower will not present for acceptance any draft, and Agent will generally not accept any drafts (i) that arise out of transactions involving the sale of goods by Borrower not in the ordinary course of its business, (ii) that involve a sale to an Affiliate of Borrower, (iii) that involve any purchase for which Agent has not received all related documents, instruments and forms requested by Agent, (iv) for which Agent is unable to locate a purchaser in the ordinary course of business on standard terms, or (v) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of Section 13 of the Federal Reserve Act, as amended.

     2.11 Requirements For Issuance of Letters of Credit.

          (a) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' gross negligence or willful misconduct.

          (b) Borrower shall authorize and direct any Issuer to name Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or any Letter of Credit Application therefor.

          (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred and be continuing, (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

          (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or
     (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

     2.12 Additional Payments. Any compensation demanded by Agent or any Lender pursuant to this Agreement or any Other Documents (including, without limitation, pursuant to Sections 3.2, 3.3, 3.4, 3.5, 3.8, 3.10 and 3.11 hereof) and any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Documents including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations. Without in any way limiting Agent's right to any such payment or to charge Borrower's Account in payment thereof, Agent agrees to furnish to Borrower notice of each payment so charged to Borrower's Account.

     2.13 Manner of Borrowing and Payment.

          (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. The Term Loan shall be advanced according to the Commitment Percentages of Lenders.

          (b) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m. Pacific Time, in Dollars and in immediately available funds.

          (c) (i) Notwithstanding anything to the contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 p.m. Pacific Time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

               (ii) Each Lender shall be entitled to earn interest at the applicable Contract Rate on outstanding Advances which it has funded.

               (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

          (d) If any Lender or Participant (a "Benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment

     Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of three hundred sixty (360) days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this subsection (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

     2.14 Mandatory Prepayments.

          (a) Subject to Section 4.3 hereof, when any Credit Party sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions and net of amounts payable in respect of any Permitted Encumbrance allocable to such Collateral), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent (and each other Credit Party covenants to take such actions as may be necessary to permit Borrower to comply with this sentence). The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Advances in accordance with the terms hereof.

     2.15 Use of Proceeds. Borrower shall apply the proceeds of Advances to (i) repay existing indebtedness owed to Bank of America, (ii) pay fees and expenses relating to this transaction, and (iii) to provide for its working capital and general corporate needs and those of its Subsidiaries (subject to Section 7.5).

     2.16 Defaulting Lender.

          (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

          (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

          (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

          (d) Other than as expressly set forth in this Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

          (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III. INTEREST AND FEES.

     3.1 Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of
(a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances the applicable Revolving Interest Rate and (ii) with respect to the Term Loan, the applicable Term Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (the "Default Rate").

     3.2 Letter of Credit Fees.

          (a) Borrower shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two and one-half percent (2.50%) per annum, such fees to be calculated on the basis of a three hundred sixty (360) -day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, (A) an issuance fee for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by one-quarter of one percent (0.25%) per annum, such fees to be calculated on the basis of a three hundred sixty (360) -day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (B) any and all fees and expenses as agreed upon by the Issuer and the Borrower in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

          (b) If so requested by Agent when a Default or Event of Default is continuing, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral, which amounts may not be withdrawn except that the portion thereof allocable to a particular Letter of Credit may be withdrawn (x) upon the expiration of such Letter of Credit or (y) if such Letter of Credit is drawn, upon the payment in full of all reimbursement obligations in respect of such Letter of Credit.

     3.3 (a) Closing Fee. Upon the execution of this Agreement, Borrower shall pay to Agent the closing fee set forth in the Fee Letter.

          (b) Facility Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Agent, for the ratable benefit of the Lenders, a fee at a rate equal to one-half of one percent (0.5%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first day of each month with respect to the previous month.

          (c) Agency Fee. For as long as the Obligations remain outstanding (other than contingent obligations which survive the termination of this Agreement), Borrower shall pay to Agent the agency fee set forth in the Fee Letter, in the amounts and at the times provided in the Fee Letter.

          (d) Other Fees. Borrower shall pay to Agent such other fees as may be provided for in the Fee Letter at the times, in the amounts and upon the terms and conditions set forth therein.

     3.4 Collateral Monitoring Fee. Borrower shall pay to Agent a collateral monitoring fee in the amount and at the times set forth in the Fee Letter, in connection with any field examination, collateral analysis or other business analysis performed by Agent, the need for which is to be determined by Agent (such determination to be made in Agent's reasonable discretion unless a Default or Event of Default shall have occurred and be continuing) and which monitoring is undertaken by Agent for Agent's benefit. The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or pro-ration upon termination of this Agreement for any reason. In addition, Borrower shall pay to Agent the sums provided in the Fee Letter for persons (other than Agent's management personnel) employed to conduct audits of Borrower. Agent and the Lenders agree that not more than four
(4) audits per year shall be conducted in the absence of an Event of Default.

     3.5 Other Expenses Borrower shall pay all costs required to be paid in any Fee Letter, and all expenses incurred by Agent relating to reasonable legal, accounting and audit fees, searches and the filings and recordings in accordance with the Uniform Commercial Code, and any other expenses incurred by Agent in connection with the structuring, documenting, closing, monitoring or enforcing of this Agreement and the transactions contemplated herein.

     3.6 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of three hundred sixty (360) days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate for Domestic Rate Loans during such extension.

     3.7 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.8 Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.8, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Documents or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

          (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Documents;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error. Notwithstanding the foregoing, any demand for compensation pursuant to this Section 3.8 shall be made within 180 days after Agent or the applicable Lender receives actual notice or obtains actual knowledge of the matter giving rise to such demand and, in the event that such demand is not made within such 180 day period, Borrower shall not be obligated to pay any portion of the demanded compensation accruing prior to the 180th day preceding such demand.

     3.9 Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

          (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

          (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. EST, two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. EST, two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. EST, two
(2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

     3.10 Capital Adequacy.

          (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.10, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.10 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. Notwithstanding the foregoing, any demand for compensation pursuant to this Section 3.10 shall be made within 180 days after Agent or the applicable Lender receives actual notice or obtains actual knowledge of the matter giving rise to such demand and, in the event that such demand is not made within such 180 day period, Borrower shall not be obligated to pay any portion of the demanded compensation accruing prior to the 180th day preceding such demand.

          (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.10(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

     3.11 Gross Up for Taxes. If Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     3.12 Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrower and Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Note without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.

IV.  COLLATERAL: GENERAL TERMS

     4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Credit Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Credit Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Each Credit Party shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Credit Party shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

     4.2 Perfection of Security Interest. Each Credit Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent (provided that any such arrangements other than lockboxes shall be reasonable), and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of the Credit Parties in accordance with the Uniform Commercial Code as adopted in the State of New York from time to time. By its signature hereto, each Credit Party hereby authorizes Agent to file against such Credit Party one or more financing continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

     4.3 Disposition of Collateral. The Credit Parties will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $100,000 (for all Credit Parties taken together) and only to the extent that (i) the net cash proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the net cash proceeds of which are remitted to Agent to be applied pursuant to Section 2.14.

     4.4 Preservation of Collateral. At any time when a Default or Event of Default has occurred and is continuing, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of the Credit Parties' premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use the Credit Parties' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Credit Parties' owned or leased property, except as otherwise disclosed on Schedule 4.4. The Credit Parties shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

     4.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) the applicable Credit Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest (subject only to Permitted Encumbrances that are purchase money security interests) in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by the Credit Parties (or any of them) or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of any Credit Party that appear on such documents and agreements shall be genuine and such Credit Party shall have full capacity to execute same; and (d) each Credit Party's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

     4.6 Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Credit Party shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. The Credit Parties shall defend Agent's interests in the Collateral against any and all Persons whatsoever (other than with respect to Permitted Encumbrances). At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, the Credit Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. At any time the Credit Parties shall, if reasonably requested by Agent, and if an Event of Default shall have occurred and be continuing, Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Credit Party's possession, they, and each of them, shall be held by such Credit Party in trust as Agent's trustee, and such Credit Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

     4.7 Books and Records. Each Credit Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Credit Parties.

     4.8 Financial Disclosure. Each Credit Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Credit Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Credit Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Credit Party's financial status and business operations. Each Credit Party hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Credit Party, whether made by such Credit Party or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from the Credit Parties prior to obtaining such information or materials from such accountants or such authorities.

     4.9 Compliance with Laws. Each Credit Party shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of such Credit Party's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Each Credit Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

     4.10 Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Credit Parties` books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, any Lender and their agents may enter upon any of the Credit Parties' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of the Credit Parties' business, provided, that if no Default or Event of Default is continuing, the applicable Credit Party shall receive reasonable advance notice of any such entry that is proposed to be made other than during business hours.

     4.11 Insurance. The Credit Parties shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At its own cost and expense in amounts and with carriers acceptable to Agent, each Credit Party shall (a) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to that of such Credit Party including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Credit Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Credit Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets;
(c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Credit Party is engaged in business; (e) upon Agent's request, obtain and maintain a life insurance policy covering the life of Richard Grandy in the face amount of at least $2,000,000, provided that he is reasonably insurable; (f) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), (c) and (e) above, and providing
(A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and such Credit Party to make payment for such loss to Agent and not to such Credit Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), (b) and (e) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to the applicable Credit Party or applied as may be otherwise required by law. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrower (for the benefit of the Credit Parties) insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by the Credit Parties which insure their insurable properties to the extent such insurance proceeds do not exceed $150,000 in the aggregate during such calendar year or $75,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $75,000, then Agent shall not be obligated to remit the insurance proceeds to Borrower unless Borrower shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by the Credit Parties to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrower have previously received (or, after giving effect to any proposed remittance by Agent to Borrower would receive) insurance proceeds which equal or exceed $150,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrower upon Borrower's providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by the Credit Parties to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred and be continuing, and (y) the Credit Parties shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

     4.12 Failure to Pay Insurance. If any Credit Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Credit Party, and charge Borrower's Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

     4.13 Payment of Taxes. Each Credit Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon it or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes; provided, however, that the applicable Credit Party shall have the right to contest in good faith, by an appropriate proceeding timely initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any of the Credit Parties and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to any Credit Party pay the taxes, assessments or other Charges and the Credit Parties hereby jointly and severally indemnify and hold Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that the same are being contested or disputed by any Credit Party in accordance with the proviso to the first sentence of this
Section 4.13. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

     4.14 Payment of Leasehold Obligations. Each Credit Party shall at all times pay, when and as due (subject to any applicable grace or cure periods), its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so; provided, that no Credit Party shall be in default of its obligations under this Section 4.14 if such Credit Party reserves amounts necessary to satisfy its obligations under any such lease in connection with any good faith dispute with the landlord of the premises subject to such lease and during the pendency of such dispute the Collateral, Agent's Lien therein and such Credit Party occupancy of the leased premises remain unimpaired.

     4.15 Receivables.

          (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the applicable Credit Party, or work, labor or services theretofore rendered by such Credit Party as of the date each Receivable is created. Same shall be due and owing in accordance with such Credit Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

          (b) Solvency of Customers. Each Customer, to the best of the Credit Parties' knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of the Credit Parties who are not solvent, the applicable Credit Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

          (c) Location of Credit Parties. Borrower's chief executive office is located at 3022 Franklin Avenue, Waco, Texas 76702-1025. Borrower maintains its records pertaining to the Receivables primarily at its chief executive office and all other records pertaining to the Receivables are maintained at one or more of the locations described on Schedule 4.15(c). Until written notice is given to Agent by any Credit Party of any other office at which any Credit Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office and the locations described on Schedule 4.15(c).

          (d) Collection of Receivables. Until the Credit Parties' authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and during the continuation of a Default or Event of Default), each Credit Party will, at its sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with such Credit Party's funds or use the same except to pay Obligations. Each Credit Party shall deposit in the Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

          (e) Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

          (f) Power of Agent to Act on Credit Parties Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Credit Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Credit Party waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Credit Party hereby constitutes Agent or Agent's designee as such Credit Party's attorney with power (i) to endorse such Credit Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Credit Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Credit Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of such Credit Party's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Credit Party's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Credit Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement; provided that (A) Agent shall only take the actions referred to in clauses (ii), (v), (vi), (vii), (viii), (ix) and (xii) following the occurrence and during the continuance of an Event of Default, and (B) unless an Event of Default is continuing, Agent shall only take the actions referred to in clauses (x) and (xi) if the applicable Credit Party has not done so promptly following Agent's request. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default, to change the address for delivery of mail addressed to any Credit Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to such Credit Party.

          (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of and during the continuance of an Event of Default or Default Agent may, without notice or consent from any Credit Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept, following the occurrence and during the continuance of an Event of Default, the return of the goods represented by any of the Receivables, without notice to or consent by any Credit Party, all without discharging or in any way affecting any Credit Party's liability hereunder.

          (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by each Credit Party into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by such Credit Party and be acceptable to Agent. Each Credit Party shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent and each Credit Party shall obtain the agreement by such bank to waive any offset rights against the funds so deposited (other than offset rights in respect of ordinary fees and charges of maintaining such account). Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and the Credit Parties shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts. Notwithstanding the foregoing, so long as the Credit Parties have established their respective accounts with Agent at the Closing Date as contemplated by Section 8.1(v), the Credit Parties shall have a period of thirty (30) days following the Closing Date within which to enter into a lockbox agreement acceptable to Agent with respect to funds that may continue to be deposited into the Credit Parties' former accounts.

          (i) Adjustments. No Credit Party will, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, extensions, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Credit Party.

     4.16 Inventory. To the extent Inventory held for sale or lease has been produced by a Credit Party, it has been and will be produced by such Credit Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     4.17 Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Credit Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. The Credit Parties shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

     4.18 Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Credit Party's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of the Credit Parties' obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by such Credit Party of any of the terms and conditions thereof.

     4.19 Environmental Matters. (a) Each Credit Party shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by applicable law or appropriate governmental authorities.

          (b) Each Credit Party shall establish and maintain a system to assure and monitor continued compliance in all material respects with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

          (c) Each Credit Party shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance in all material respects with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Each Credit Party shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by such Credit Party in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

          (d) In the event that any Credit Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or such Credit Party's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then such Credit Party shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which such Credit Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

          (e) Each Credit Party shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by such Credit Party to dispose of Hazardous Substances and shall continue to forward copies of correspondence between such Credit Party and the Authority regarding such claims to Agent until the claim is settled. Each Credit Party shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that such Credit Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Collateral.

          (f) Each Credit Party shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If a Credit Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower or any other Credit Party.

          (g) Promptly upon the written request of Agent from time to time, the Credit Parties shall provide Agent, at the Credit Parties' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require the applicable Credit Party to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

          (h) The Credit Parties shall, jointly and severally, defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. The Credit Parties' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. The Credit Parties' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

          (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of any Credit Party's right, title and interest in and to its owned and leased premises described on Schedule 4.19.

     4.20 Financing Statements. As of the Closing Date, except as respects the financing statements filed by Agent and the financing statements described on
Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office. Following the Closing Date, except as respects the financing statements filed by Agent, the financing statements described on Schedule 1.2 and Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.   REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants as follows:

     5.1 Authority. Each Credit Party has full corporate power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which any Credit Party is a party constitute the legal, valid and binding obligation of such Credit Party, enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer or similar laws affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity. The execution, delivery and performance of this Agreement and of the Other Documents
(a) are within each Credit Party's corporate powers, have been duly authorized, are not in contravention of law or the terms of each Credit Party's by-laws, certificate of incorporation or other applicable documents relating to such Credit Party's formation or to the conduct of such Credit Party's business or of any material agreement or undertaking to which such Credit Party is a party or by which such Credit Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Credit Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which any Credit Party is a party or by which it or its property may be bound.

     5.2 Formation and Qualification. (a) Each Credit Party is duly incorporated and in good standing under the laws of the applicable state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Credit Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Credit Party has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

          (b) A true and complete list of all Subsidiaries of each Credit Party is set forth on Schedule 5.2(b).

     5.3 Survival of Representations and Warranties. All representations and warranties of the Credit Parties contained in this Agreement and the Other Documents shall be true at the time of their execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     5.4 Tax Returns. Each Credit Party's federal tax identification number is set forth on Schedule 5.4. Each Credit Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Credit Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending June 30, 2001. The provision for taxes on the books of the Credit Parties is adequate for all years not closed by applicable statutes, and for its current fiscal year, and the Credit Party's have no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

     5.5 Financial Statements.

          (a) The pro forma consolidated and consolidating balance sheet of Holdings (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (the "Transactions") and is a true and complete copy of such balance sheet, which presents fairly the consolidated financial condition of Holdings as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. Such copy of the Pro Forma Balance Sheet has been certified as a true and complete copy by the President or Chief Financial Officer of Holdings. All financial statements referred to in this subsection (a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

          (b) The twelve-month cash flow projections of Holdings and each entity's projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Holdings, as applicable, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect both Holdings' judgment based on present circumstances of the anticipated course of business of Holdings and its consolidated Subsidiaries for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

          (c) The monthly internal and annual audited consolidated and consolidating balance sheets of Holdings and it Subsidiaries (which shall include Borrower and its Subsidiaries) and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of June 30, 2001, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, monthly accounts receivable and accounts payable agings, and monthly inventory designations, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Holdings and its Subsidiaries (which shall include Borrower and its Subsidiaries) at such date and the results of their operations for such period. Since June 30, 2001 there has been no change in the condition, financial or otherwise, of Holdings and its Subsidiaries (which shall include Borrower and its Subsidiaries), taken as a whole, as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Holdings or its Subsidiaries (which shall include Borrower and its Subsidiaries), except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     5.6 Corporate Name. None of the Credit Parties has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Credit Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years, except as set forth on Schedule 5.6.

     5.7 O.S.H.A. and Environmental Compliance. Except as disclosed in Schedule 5.7:

          (a) Each Credit Party has duly complied in all material respects with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Credit Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

          (b) Each Credit Party has been issued all material federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

          (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (each, a "Release", and collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Credit Party; (ii) to the best knowledge of the Credit Parties after due inquiry, there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Credit Party; (iii) to the best knowledge of the Credit Parties after due inquiry, neither the Real Property nor any premises leased by any Credit Party has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Credit Party, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of such Credit Party or of its tenants.

     5.8 Solvency; No Litigation, Violation, Indebtedness or Default.

          (a) On the Closing Date after giving effect to the Transactions, (i) each Credit Party is solvent (net of its intercompany payables and treating as assets its rights under Section 14.6 hereof), able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities (net of its intercompany payables and treating as assets its rights under Section 14.6 hereof) and (iii) the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities (net of its intercompany payables and treating as assets its rights under Section 14.6 hereof).

          (b) Except as disclosed in Schedule 5.8(b) or in the SEC Report, no Credit Party has (i) pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, or (ii) liabilities or indebtedness for borrowed money other than the Obligations.

          (c) None of the Credit Parties is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any of them in violation of any order of any court, governmental authority or arbitration board or tribunal.

          (d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan,
     (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under
     Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC which could give rise to any material liability, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, which breach could give rise to any material liability, (vii) neither Borrower nor any member of a Controlled Group has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability,
     (viii) neither Borrower nor any member of the Controlled Group nor, to the best of any Credit Party's knowledge, any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA which could give rise to any material liability, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, except to the extent that the failure to make any such contribution would not give rise to any material liability, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.9 Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Credit Party are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Credit Party is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by any Credit Party and all trade secrets used by any Credit Party consist of original material or property developed by a Credit Party or was lawfully acquired by the applicable Credit Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Credit Party, such Credit Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

     5.10 Licenses and Permits. Except as set forth in Schedule 5.10, each Credit Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

     5.11 Default of Indebtedness. None of the Credit Parties is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder, other than trade payables which are outstanding beyond their terms in the ordinary course of the Credit Parties' businesses.

     5.12 No Default. None of the Credit Parties is in default in the payment or performance of any of its contractual obligations, except defaults which could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and no Default has occurred and shall, at the request of Agent, deliver a certificate of non-default.

     5.13 No Burdensome Restrictions. None of the Credit Parties is party to any contract or agreement the performance of which could have a Material Adverse Effect. None of the Credit Parties has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

     5.14 No Labor Disputes. None of the Credit Parties is involved in any labor dispute; there are no strikes or walkouts or union organization of any of their respective employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

     5.15 Margin Regulations. None of the Credit Parties is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     5.16 Investment Company Act. None of the Credit Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     5.17 Disclosure. No representation or warranty made by any of the Credit Parties in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which such statements were made, it being understood that, except as set forth in Section 5.5 hereof, no representation or warranty is made with respect to the Projections or other prospective financial information. There is no fact known to any of the Credit Parties (other than information concerning general economic conditions known to the public generally) or which reasonably should be known to any of them which has not been disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

     5.18 Swaps. None of the Credit Parties is a party to, nor will it be a party to, any swap agreement whereby it has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

     5.19 Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Credit Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

     5.20 Application of Certain Laws and Regulations. Neither any Credit Party nor any Affiliate of any of them is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.21 Business and Property of Borrower. Upon and after the Closing Date, none of the Credit Parties proposes to engage in any business other than the manufacturing and marketing of a broad range of brand-name consumer lawn and garden products, activities necessary to conduct the foregoing, and businesses substantially similar or substantially related to the foregoing. On the Closing Date, each Credit Party will own all the property and possess all of the rights and Consents necessary for the conduct of its business.

     5.22 Section 20 Subsidiaries. None of the Credit Parties intends to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

VI.  AFFIRMATIVE COVENANTS.

     Until payment in full of the Obligations and termination of this Agreement:

     6.1 Payment of Fees. Borrower shall pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrower's Account for all such fees and expenses.

     6.2 Conduct of Business and Maintenance of Existence and Assets. Each Credit Party shall (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all material licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

     6.3 Violations. Each Credit Party shall promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to such Credit Party which could reasonably be expected to have a Material Adverse Effect.

     6.4 Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Credit Party and the United States, any state or any department, agency or instrumentality of any of them.

     6.5 Net Worth. Borrower shall maintain a minimum Net Worth at the end of each fiscal quarter set forth below in an amount not less than the amount set forth opposite such fiscal quarter and shall maintain such Net Worth at all times thereafter until the succeeding minimum Net Worth becomes applicable:

              Fiscal Quarter Ended           Minimum Net Worth
              --------------------           -----------------

              December 2001                  $9,750,000
              March 2002                     $13,000,000
              June 2002                      $13,750,000
              September 2002                 $11,000,000
              December 2002                  $10,750,000
              March 2003                     $14,250,000
              June 2003                      $15,000,000
              September 2003                 $12,250,000
              December 2003                  $12,000,000
              March 2004                     $15,500,000
              June 2004                      $16,250,000
              September 2004                 $13,500,000

     6.6 Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio at the end of each fiscal quarter set forth below (determined for the period of four (4) consecutive fiscal quarters then ended) of not less than the ratio set forth below opposite such fiscal quarter:

              Fiscal Quarter Ended           Minimum Fixed Charge Coverage Ratio
              --------------------           -----------------------------------

              March 2002                     0.90
              June 2002                      1.0
              September 2002                 1.10
              December 2002                  1.10
              March 2003                     1.20
              June 2003                      1.20
              September 2003 and each
              fiscal quarter thereafter      1.25;

provided, that in determining the Fixed Charge Coverage Ratio, the following adjustments shall be made with respect to those portions of the applicable period of determination that precede the Closing Date: (a) principal amortization of indebtedness shall be deemed to be $33,333.33 per month; (b) taxes shall be deemed to be zero ($-0-) per month; and (c) Capital Expenditures shall be deemed to be $100,000 per month.

     6.7 Execution of Supplemental Instruments. Each Credit Party shall promptly upon demand therefor, execute and deliver to Agent from time to time, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

     6.8 Payment of Indebtedness. Each Credit Party shall pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all of its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

     6.9 Standards of Financial Statements. Each Credit Party shall cause all financial statements referred to in Article IX as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

     6.10 Appraisals. Each Credit Party hereby authorizes Agent to conduct, at the Credit Parties' expense, a re-appraisal of the Inventory on or before March 31, 2002, and on an annual basis thereafter.

VII. NEGATIVE COVENANTS.

     Until satisfaction in full of the Obligations and termination of this
Agreement:

     7.1 Merger, Consolidation, Acquisition and Sale of Assets.

          (a) No Credit Party shall enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it, provided that any Guarantor may merge with any other Guarantor or into Borrower.

          (b) No Credit Party shall sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as provided in Section 4.3; provided that the assets of Egarden, Inc. may be disposed of so long as Holdings and Borrower exercise commercially reasonable efforts to obtain the release of the Credit Parties from any further liability or contingent liability in respect of the obligations of Egarden, Inc. (including without limitation in respect of the equipment leases listed in Item 1 of Schedule 7.3), provided that (in the event USHG and the Company are unable to obtain such release in spite of such commercially reasonable efforts) the Credit Parties shall be permitted to pay up to $90,000 per annum in order to prevent a default under any Egarden Inc. obligations for which the Credit Parties remain contingently liable

     7.2 Creation of Liens. No Credit Party shall create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

     7.3 Guarantees. No Credit Party shall become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3 and any guaranty issued in connection with the extension, replacement, renewal or refinancing of the Indebtedness so guaranteed, to the extent not otherwise prohibited hereunder and to the extent that the amount of such Indebtedness is not increased or (b) the endorsement of checks in the ordinary course of business.

     7.4 Investments. No Credit Party shall purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than one hundred eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; provided that this Section shall not prohibit any Credit Party from owning the capital stock of its Subsidiaries that it owns as of the date hereof or from owning any additional capital stock of such existing Subsidiaries, to the extent that the investment made to acquire such additional capital stock is otherwise permitted by this Agreement.

     7.5 Loans, etc. No Credit Party shall make advances, loans or extensions of credit to any Person, including without limitation, any other Credit Party, other than (a) extensions of credit made by any Credit Party to another Credit Party that is a Subsidiary of Borrower in the form of Intercompany Obligations evidenced by Intercompany Notes, (b) the loan to Richard Kassel having an outstanding balance of $560,000 at the Closing Date, provided that the amount thereof shall not be increased and no portions thereof that are repaid may be reborrowed (although the maturity thereof may be extended) and (c) other loans to officers, directors, employees and Affiliates in the ordinary course of business not to exceed the aggregate amount of $100,000 at any time outstanding. Without limiting the foregoing, no Credit Party shall be permitted to make any payments of any kind to Holdings except pursuant to Section 7.7.

     7.6 Capital Expenditures. No Credit Party shall contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Credit Parties in excess of $1,500,000.

     7.7 Dividends, etc. No Credit Party shall declare, pay or make any dividend or distribution on any shares of its capital stock (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of such Credit Party, except that so long as no notice of termination with regard to this Agreement is outstanding (except for a notice of termination given by Borrower provided that Borrower has given Agent at least 5 Business Days' prior written notice of the proposed payment), Borrower shall be permitted to make payments to the extent permitted by Section 7.18 with respect to Holdings' payments of interest on the Junior Subordinated Debentures. Notwithstanding the foregoing, any wholly-owned Subsidiary of Borrower shall be permitted to pay dividends and make distributions to Borrower. This Section 7.7 shall not prohibit payments to Holdings for the payment by Holdings of professional fees, taxes and other ordinary course of business operating expenses (including salaries and other employee compensation) incurred by Holdings solely in its capacity as parent corporation of Borrower, provided that the aggregate amounts of such payments to Holdings in any fiscal year shall not exceed the aggregate amount of the applicable expenses for such fiscal year (as set forth in Holdings' budget for such fiscal year as approved by Agent) by more than ten percent (10%).

     7.8 Indebtedness. No Credit Party shall create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; provided, however, that the maximum aggregate amount outstanding at any time of such Indebtedness shall not exceed $1,000,000; (iii) Indebtedness consisting of Intercompany Obligations to the extent permitted under Section 7.5; and (iv) Indebtedness listed on Schedule 7.8 hereto and any renewal, extension, refinancing or replacement of such Indebtedness listed on Schedule 7.8, so long as the amount of such Indebtedness is not increased.

     7.9 Nature of Business. No Credit Party shall change the nature of the business in which it is presently engaged to the extent that, after giving effect thereto, the representation set forth in Section 5.21 would no longer be true, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.10 Transactions with Affiliates. No Credit Party shall directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate and (b) transactions permitted by Sections 7.5 and 7.7 hereof.

     7.11 Leases. No Credit Party shall enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property of all Credit Parties would exceed the aggregate annual rental payments of all Credit Parties for the fiscal year ended June 30, 2001 by more than $150,000.

     7.12 Subsidiaries.

          (a) No Credit Party shall form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a Guarantor and becomes jointly and severally liable for the Obligations and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

          (b) No Credit Party shall enter into any partnership, joint venture or similar arrangement.

     7.13 Fiscal Year and Accounting Changes. No Credit Party shall change its fiscal year from June 30, 2001 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

     7.14 Pledge of Credit. No Credit Party shall now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than businesses that would not cause the representation set forth in Section 5.21 to be untrue.

     7.15 Amendments. No Credit Party shall (a) amend, modify or waive any material term or material provision of its Articles of Incorporation or By-Laws unless required by law, (b) amend, modify or waive any term or provision of the Junior Subordinated Debentures or any document governing or related to them (including the Indenture identified in Section 7.18) or (c) amend, modify or waive any term or provision applicable to the Subordinated Notes except to the extent not otherwise prohibited by this Agreement or the Subordination Agreement.

     7.16 Compliance with ERISA. No Credit Party shall (i) (x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d),
(ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of such Credit Party or any member of its Controlled Group or the imposition of a lien on the property of such Credit Party or any member of its Controlled Group pursuant to Section 4068 of ERISA,
(v) assume, or permit any member of its Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of its Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of its Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of its Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of its Controlled Group to postpone or delay any funding requirement with respect of any Plan.

     7.17 Prepayment of Indebtedness. No Credit Party shall, except as permitted pursuant to Section 7.18 hereof, at any time, directly or indirectly, prepay any Indebtedness (other than to Lenders and trade payables in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any of its Indebtedness.

     7.18 Subordinated Obligations. No Credit Party shall at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Note, except as expressly permitted in the Subordination Agreement by the terms of the Subordinated Note as in effect on the Closing Date. Borrower shall be permitted to make distributions to Holdings in order to permit Holdings to make scheduled payments of interest on the Junior Subordinated Debentures provided that (a) at the time of any such payment, Holdings shall have achieved the Required EBITDA, (b) Borrower shall have Undrawn Availability on the date of, and immediately after giving effect to such distributions by Borrower and payments of interest by Holdings of $500,000 for any payments made during March and April, and $1,000,000 for any payments made during the remaining months of any given calendar year, and (c) there shall not be in effect any notice from Agent to Borrower stating that Borrower is prohibited from making such payment, which notice Agent shall be entitled to give if any Default or Event of Default shall have occurred and be continuing, provided that, solely in the case of a Default or Event of Default arising from a violation of a provision of Article IX hereof, such violation shall be continuing for a period thirty (30) days or more. To the extent that Borrower is permitted to make a distribution to Holdings pursuant to the preceding sentence, Holdings shall be permitted to make the corresponding interest payment. In furtherance of the foregoing restrictions on payments in respect of the Junior Subordinated Debentures, Holdings hereby appoints Agent as its attorney, with full power to execute and deliver, in the name and stead of Holdings, notices invoking deferral of payments in respect of the Junior Subordinated Debentures as contemplated by Section 3.11 of the indenture governing the Junior Subordinated Debentures (the "Indenture"), for such periods as Agent may determine (including any extensions thereof in accordance with the Indenture), provided that Agent shall not exercise such power until the first to occur of
(a) an Event of Default involving non-payment of the Obligations, (b) an acceleration of the maturity of the Obligations, and (c) the sixth (6th) Business Day prior to the date on which an Event of Default would exist under the Indenture if such deferral were not invoked. Without limiting Agent's right pursuant to the preceding sentence, Agent agrees to provide Holdings with a copy of any notice sent by Agent invoking a deferral pursuant to the Indenture. Holdings further covenants to deliver to Agent, immediately upon Holdings' receipt thereof, a copy of any notice received by Holdings pursuant to Section
13.4 of the Indenture instituting a payment block with respect to the Junior Subordinated Debentures.

VIII. CONDITIONS PRECEDENT.

     8.1 Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

          (a) Note. Agent shall have received the Note duly executed and delivered by an authorized officer of Borrower;

          (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

          (c) Corporate Proceedings of Borrower. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note and any related agreements (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

          (d) Incumbency Certificates of Borrower. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, the Other Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

          (e) Corporate Proceedings of each Guarantor. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Guarantor authorizing the execution, delivery and performance of this Agreement and the Other Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

          (f) Incumbency Certificates of each Guarantor. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of each Guarantor executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

          (g) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and each Guarantor, certified as accurate and complete by the Secretary of Borrower and such Guarantor;

          (h) Good Standing Certificates. Agent shall have received good standing certificates for Borrower and each Guarantor dated as of a recent date, issued by the Secretary of State or other appropriate official of Borrower's and each Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's and each Guarantor's business activities or the ownership of its properties necessitates qualification;

          (i) Legal Opinion. Agent shall have received the executed legal opinion of Blank Rome Comisky & McCauley LLP, counsel to the Credit Parties, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, the Other Documents and related agreements as Agent may reasonably require and each Credit Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

          (j) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any of the Credit Parties or any of their respective officers or directors (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Credit Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

          (k) Financial Condition Certificate. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(k);

          (l) Collateral Examination. Agent shall have completed Collateral examinations including, but not limited to, field examinations, and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Leasehold Interests and Equipment of the Credit Parties and all books and records in connection therewith;

          (m) Financial Statements. Agent shall have received a copy of Holdings' audited consolidated and consolidating financial statements for the fiscal year ended June 30, 2001, and a copy of Holdings' most recent interim consolidated financial statements;

          (n) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including, without limitation, pursuant to Article III hereof;

          (o) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

          (p) EBITDA Projections. Agent shall have received, for purposes of
     Section 7.18, projections of Holdings' EBITDA on a rolling 12-month basis as at the end of each calendar month commencing December 2001 through December 2004;

          (q) Subordination Agreement. The Subordination Agreement shall have been executed and delivered by all parties thereto and shall be satisfactory in form and substance to Agent in its sole discretion;

          (r) Subordinated Notes. Agent shall have received final executed copies of the Subordinated Note Documentation which shall contain such terms and provisions including, without limitation, subordination terms, satisfactory to Agent, and Borrower shall have received proceeds from the issuance and sale of the Subordinated Notes of not less than $6,000,000, net of expenses;

          (s) Junior Subordinated Debentures. Agent shall be satisfied that the terms of the Junior Subordinated Debentures provide that payments of interest on the Junior Subordinated Debentures may be deferred for up to sixty (60) months, without giving rise to a default thereunder;

          (t) Insurance. Agent shall have received evidence to its satisfaction that the Credit Parties have in force insurance complying with the requirements of Section 4.11, reflecting Agent's status as loss payee or additional insured, as applicable;

          (u) Payment Instructions. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

          (v) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral, subject to Section 4.15(h);

          (w) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

          (x) No Adverse Material Effect. (i) since June 30, 2001, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

          (y) Leasehold Agreements. Agent shall have received landlord or warehouseman agreements satisfactory to Agent with respect to all premises leased by any Credit Party at which Inventory and books and records are located;

          (z) Other Documents. Agent shall have received the executed Other Documents, all in form and substance satisfactory to Agent;

          (aa) Contract Review. Agent shall have reviewed all material contracts of Borrower including, without limitation, the Trust Preferred Securities, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

          (bb) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Credit Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) each Credit Party is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) no Default or Event of Default shall then have occurred and be continuing;

          (cc) Formula Amount. Agent shall have received evidence from Borrower that the aggregate amount of Eligible Receivables, Seasonal Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

          (dd) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrower shall have Undrawn Availability of at least $2,999,983; and

          (ee) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

     8.2 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

          (a) Representations and Warranties. Each of the representations and warranties made by the Credit Parties in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties related solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

          (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

          (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.5 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.  INFORMATION AS TO CREDIT PARTIES.

     Until satisfaction in full of the Obligations and the termination of this
Agreement:

     9.1 Disclosure of Material Matters. Each Credit Party shall, promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, such Credit Party's reclamation or repossession of, or the return to such Credit Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

     9.2 Schedules. Borrower shall deliver to Agent on or before the fifteenth
(15th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a borrowing base certificate in form and substance reasonably satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). In addition, Borrower will deliver to Agent at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may reasonably require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

     9.3 Environmental Reports. Borrower shall furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrower stating, to the best of his knowledge, that each Credit Party is in compliance in all material respects with all Environmental Laws and all federal, state and local laws relating to occupational safety and health. To the extent that any Credit Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Credit Party will implement in order to achieve full compliance.

     9.4 Litigation. Each Credit Party shall promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting such Credit Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

     9.5 Material Occurrences. Each Credit Party shall, promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of such Credit Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject such Credit Party to a tax imposed by Section 4971 of the Code; (d) each and every default by such Credit Party which might result in the acceleration of the maturity of any Indebtedness in excess of $100,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of such Credit Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action such Credit Party proposes to take with respect thereto.

     9.6 Government Receivables. Each Credit Party shall notify Agent immediately if any of its Receivables arise out of contracts between such Credit Party and the United States, any state, or any department, agency or instrumentality of any of them.

     9.7 Annual Financial Statements. Holdings shall furnish Agent as soon as filed with the Securities and Exchange Commission and in any event within one hundred five (105) days after the end of each fiscal year of Holdings, financial statements of Holdings including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with

GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Holdings and reasonably satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof. In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower or the applicable Credit Party with respect to such event, and such certificate shall have appended thereto calculations which set forth the Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6,
7.6 and 7.11 hereof.

     9.8 Quarterly Financial Statements. Holdings shall furnish Agent as soon as filed with the Securities and Exchange Commission and in any event within fifty
(50) days after the end of each fiscal quarter, an unaudited consolidated balance sheet of Holdings and unaudited statements of income and stockholders' equity and cash flow of Holdings reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the Credit Parties' business. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Holdings, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower or the applicable Credit Party with respect to such default and, such certificate shall have appended thereto calculations which set forth the Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof.

     9.9 Monthly Financial Statements. Holdings shall furnish Agent within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of Holdings and unaudited statements of income and stockholders' equity and cash flow of Holdings reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the Credit Parties' business. The reports shall be accompanied by a certificate of Holdings' Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower or the applicable Credit Party with respect to such event and, such certificate shall have appended thereto calculations which set forth the Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6,
7.6 and 7.11 hereof.

     9.10 Other Reports. Each Credit Party shall furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as such Credit Party shall send to its stockholders.

     9.11 Additional Information. Each Credit Party shall furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by the Credit Parties including, without limitation and without the necessity of any request by Agent,
(a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of the any Credit

Party's opening of any new office or place of business or closing of any existing office or place of business, and (c) promptly upon such Credit Party's learning thereof, notice of any labor dispute to which a Credit Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which a Credit Party is a party or by which a Credit Party is bound.

     9.12 Projected Operating Budget. Borrower shall furnish Agent, no later than thirty (30) days prior to the beginning of Borrower's fiscal years commencing with fiscal year 2001, a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

     9.13 Variances From Operating Budget. Borrower shall furnish Agent, concurrently with the delivery of the financial statements referred to in
Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

     9.14 Notice of Suits, Adverse Events. Each Credit Party shall furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued by any Governmental Body or any other Person that is material to the operation of such Credit Party's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by such Credit Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of such Credit Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to such Credit Party.

     9.15 ERISA Notices and Requests. Each Credit Party shall furnish Agent with immediate written notice in the event that (i) such Credit Party or any member of its Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Credit Party or any member of its Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) such Credit Party or any member of its Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Credit Party or any member of its Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by such Credit Party or any member of its Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which such Credit Party or any member of its the Controlled Group was not previously contributing shall occur, (v) such Credit Party or any member of its Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) such Credit Party or any member of its Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice;
(viii) such Credit Party or any member of its Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

     9.16 Additional Documents. Each Credit Party shall execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.   EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1 failure by Borrower (a) to pay any principal on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or any Other Document or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities (except liabilities referred to in clause (b) below), including, but not limited to, any failure to comply with the limitations on outstanding Advances hereunder, when due, or (b) to make any payment of interest on the Obligations or any other payment, fee or charge provided for herein, which failure, in the case of this clause (b), continues unremedied for more than three (3) calendar days;

     10.2 any representation or warranty made or deemed made by any Credit Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

     10.3 failure by any Credit Party to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records in accordance with Section 4.10;

     10.4 issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Credit Party's property;

     10.5 except as otherwise provided for in this Article X, failure or neglect of any Credit Party to perform, keep or observe any term, provision, condition, covenant contained in (a) Article VII or any of Sections 4.3, 4.11, 4.15(h), 6.5 and 6.6 hereof or any undertaking set forth on any Schedule hereto or (b) any other provision of this Agreement or any other agreement or arrangement, now or hereafter entered into between any Credit Party and Agent or any Lender, provided, solely in the case of this clause (b), that if such failure or neglect is by its nature susceptible of cure, the Credit Parties shall have a period of thirty (30) days from the occurrence of such failure or neglect within which to cure same before such failure or neglect becomes an Event of Default;

     10.6 any judgment or judgments are rendered or judgment liens filed against any Credit Party for an aggregate amount in excess of $250,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed, bonded or discharged of record;

     10.7 any Credit Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

     10.8 any Credit Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

     10.9 there shall exist or occur any event or events or condition or conditions not otherwise referred to in this Article X (which may include, without limitation, a default of the obligations of any Credit Party under any other agreement to which it is a party) which have, individually or in the aggregate, a material adverse effect on (a) the condition, operations, assets or business of the Credit Parties taken as a whole or of Borrower, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral taken as a whole, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents;

     10.10 any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

     10.11 an event of default has occurred under the Subordination Agreement or pursuant to the terms of the Subordinated Notes which default shall not have been cured or waived within any applicable grace or cure period;

     10.12 an event of default shall occur with respect to any other Indebtedness of a Credit Party (including, without limitation, the Subordinated Notes and the Junior Subordinated Debentures but excluding trade debt unless evidenced by a note or similar instrument) and such event of default shall not have been cured or waived within any applicable grace or cure period.

     10.13 termination or breach of the obligations of any Guarantor hereunder or under any other agreement executed and delivered to Agent in connection with the Obligations of Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, this Agreement or any such other agreement;

     10.14 any Change of Ownership or Change of Control shall occur;

     10.15 any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Credit Party, or any Credit Party shall so claim in writing to Agent;

     10.16 (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Credit Party, the continuation of which is material to the continuation of such Credit Party's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty
(60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Credit Party's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Credit Party's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

     10.17 any portion of the Collateral shall be seized or taken by a Governmental Body, or any Credit Party or the title and rights of any Credit Party which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

     10.18 the operations of any Credit Party's material manufacturing facility are interrupted at any time for more than 72 hours during any period of 14 consecutive days, unless such Credit Party shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty
(30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Credit Party shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days;

     10.19 certificates representing the Subsidiary Stock, together with stock powers therefor duly executed in blank, shall not have been delivered to Agent by 5 p.m. Pacific time on November 27, 2001; or

     10.20 an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Credit Party or any member of its Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.

XI.  LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

     11.1 Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any of the Credit Parties in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Credit Party. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of the Credit Parties' premises or other premises without legal process and without incurring liability to any Credit Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require the Credit Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by the Credit Parties. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of the Credit Parties' (a) trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied in the order set forth in Section 11.5 hereof. If any deficiency shall arise, the Credit Parties shall remain liable to Agent and Lenders therefor.

     11.2 Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

     11.3 Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Credit Party's property held by Agent and such Lender to reduce the Obligations.

     11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

     11.5 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent's discretion, be paid over or delivered as follows:

     FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Document;

     SECOND, to payment of any fees owed to the Agent;

     THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender;

     FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

     FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit);

     SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

     SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied
(A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

     12.1 Waiver of Notice. Each Credit Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2 Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

     13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower and the other Credit Parties, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until November 19, 2004 (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon thirty (30) days' prior written notice upon payment in full of the Obligations.

     13.2 Termination. The termination of the Agreement shall not affect Borrower's, Guarantors', Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been paid or performed in full after the termination of this Agreement or the Credit Parties have furnished Agent and Lenders with an indemnification reasonably satisfactory to Agent and Lenders with respect thereto. Accordingly, each of the Credit Parties waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to the Credit Parties, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV. GUARANTY.

     14.1 Guaranty. Each Guarantor hereby unconditionally guaranties the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of any and all present and future Obligations of any type or nature of Borrower or any other Person (including, without limitation, any other Guarantor) to Agent and the Lenders arising under or related to this Agreement or any Other Document and/or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, including interest on any of the foregoing whether accruing before or after any bankruptcy or insolvency case or proceeding involving any Guarantor, Borrower or any other Person and, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by Agent or any Lender in endeavoring to collect any of the foregoing, or any part thereof, and in enforcing the obligations of such Guarantor (collectively, the "Liabilities").

     Each Guarantor agrees that, in the event of the dissolution, bankruptcy or insolvency of Borrower, or the inability or failure of Borrower to pay debts as they become due, or an assignment by Borrower for the benefit of creditors, or the commencement of any case or proceeding in respect of Borrower under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, Guarantor will pay to Agent, for the benefit of Agent and the Lenders, forthwith the full amount which would be payable hereunder by Guarantor if all Liabilities were then due and payable.

     This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any Guarantor).

     14.2 Guarantors' Obligations Unconditional. The covenants and agreements of each Guarantor set forth in this Guaranty shall be primary obligations of such Guarantor, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim that Borrower or any other Person may have against Agent, any Lender or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not any Guarantor or Borrower shall have any knowledge or notice thereof) including, without limitation:

     A. any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or this Agreement or the Other Documents or any related instrument or agreement, or any other instrument or agreement applicable thereto or any of the parties to such agreements, or to any collateral, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of Agent or any Lender to perfect or insure any interest in any Collateral;

     B. any failure, omission or delay on the part of any Credit Party, Agent or any Lender to conform or comply with any term of any instrument or agreement referred to in clause (A) above;

     C. any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause
          (A) above or any obligation or liability of any Credit Party, Agent or any Lender, or any exercise or non-exercise by Agent or any Lender of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

     D. any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Credit Party, Agent, any Lender or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

     E. any limitation on the liability or obligations of any Person under the Loan Documents or any other related instrument or agreement, the Liabilities, any collateral security for the Liabilities or any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in clause (A) above or any term of any thereof;

     F. any merger or consolidation of Borrower or any Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of Borrower or any Guarantor to any other Person;

     G. any change in the ownership of any of the equity interests of Borrower or any Guarantor or any corporate change in Borrower or any Guarantor; or

     H. any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against a Guarantor.

     The obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor, enforceable against it to the full extent of all its assets and properties.

     Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by Agent and the Lenders upon this Guaranty or acceptance of this Guaranty, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Each Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty and proof of reliance by Agent and the Lenders hereon; (b) notice of any of the matters referred to in the foregoing clauses A through H hereof, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under this Agreement or any Other Document or any related instrument or agreement, and notice of default or any failure on the part of any Credit Party to perform and comply with any covenant, agreement, term or condition of this Agreement, any Other Document or any related instrument or agreement; (d) any right to the enforcement, assertion or exercise against any Credit Party of any right, power, privilege or remedy conferred in this Agreement, any Other Document or any related instrument or agreement or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of Agent or any Lender to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default under this Agreement, any Other Document or any related instrument or agreement; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in this Agreement, any Other Document or any related instrument or agreement relating thereto or any collateral for the Liabilities; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against a Guarantor (including, without limitation, any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2822, 2825, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433).

     Without limiting the foregoing, each Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Agent or any Lender, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of such Guarantor or the right of such Guarantor to proceed against any Person for reimbursement or both.

     Each Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or any other Guarantor is rescinded or must be otherwise restored by Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     Each Guarantor further agrees that, without limiting the generality of this Guaranty, if an Event of Default shall have occurred and be continuing and Agent or any Lender is prevented by applicable law from exercising its remedies under the Loan Documents, Agent and the Lenders shall be entitled to receive hereunder from each Guarantor, upon demand therefor, the sums which would have otherwise been due from Borrower had such remedies been exercised.

     14.3 Subordination.

          A. Subordination to Senior Obligations. (a) Each Guarantor hereby covenants and agrees that, as provided herein, all indebtedness, intercompany charges and other sums owing and claims of any nature whatsoever owed to such Guarantor by any other Credit Party ("Intercompany Obligations"), the payment of the principal of and interest thereon and any lien or security interest therefor are hereby expressly made subordinate and subject in right of payment to the prior payment in full of: (i) all obligations now or hereafter incurred by any of the Credit Parties under any of the Loan Documents, (ii) interest thereon (including, without limitation, any such interest accruing subsequent to the filing by or against any of the Credit Parties of any proceeding brought under Chapter 11 of 11 U.S.C. ss.101 et seq., as from time to time hereafter amended and any successor or similar statute ("Bankruptcy Code"), whether or not such interest is allowed as a claim pursuant to the provisions of such Chapter), and (iii) all fees, expenses, indemnities and other amounts now or hereafter payable pursuant to or in connection with the Loan Agreement and all other Loan Documents (collectively the "Senior Obligations"), and any lien on any property or asset securing the Senior Obligations.

          (b) No payment or prepayment of any Intercompany Obligations (whether of principal, interest or otherwise) shall be made by any Credit Party at any time prior to the indefeasible payment in full, in cash, of the Senior Obligations, provided that the Credit Parties may make payments (not prepayments) of Intercompany Obligations in the ordinary course of business to the extent that at the time of, and immediately after giving effect to, any such payment, no Default or Event of Default exists.

          B. Payment Over of Proceeds Upon Bankruptcy. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Credit Party or to its creditors as such, or to its properties or assets, or (ii) any liquidation, dissolution or other winding-up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Credit Party, then and in any such event the holders of Senior Obligations shall be entitled to receive payment in full of all amounts due on or in respect of Senior Obligations, in cash or in any other manner acceptable to the holders of Senior Obligations, before any Credit Party is entitled to receive any payment or distribution of any kind or character on account of principal of or interest on any Intercompany Obligations of such Credit Party, and to that end the holders of Senior Obligations shall be entitled to receive, for application to the payment thereof, any payment or distribution of assets of such Credit Party of any kind or character including, without limitation, securities that are subordinated in right of payment to all Senior Obligations to substantially the same extent as, or to a greater extent than, as provided in this Guaranty, that may be payable or deliverable in respect of this Guaranty in any such case, proceeding, dissolution, liquidation or other winding-up or event referred to in clauses (i) through (iii) above.

          C. Payments to be Held in Trust. In the event that a Guarantor shall receive any payment or distribution of assets of any Credit Party of any kind or character in respect of the Intercompany Obligations in contravention of the foregoing Subsection B, then and in such event such payment or distribution shall be received and held by such Credit Party in trust for Bank, and shall be paid over or delivered forthwith to Bank, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Credit Party in trust for the holders of the Senior Obligations, and for application to the payment of, all Senior Obligations remaining unpaid, to the extent necessary to pay all Senior Obligations in full, in cash or in any other manner acceptable to Agent, after giving effect to any concurrent payment or distribution to or for the Senior Obligations.

          D. Waiver. Each Guarantor hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

          E. Legend. Each Guarantor hereby covenants to cause any instrument from time to time evidencing any Intercompany Obligations to have fixed upon it a legend which reads substantially as follows:

          "This instrument is subject to Section 14.3 of that certain Revolving Credit, Term Loan, Guaranty and Security Agreement dated as of November 15, 2001, among Easy Gardener, Inc., U.S. Home & Garden, Inc., certain of their respective Subsidiaries, PNC Bank, National Association, as Agent, and various financial institutions, as Lenders, which, among other things, contains provisions subordinating the maker's obligations to the holders of Senior Obligations (as defined in said Agreement), to which provisions the holder of this instrument, by acceptance hereof, agrees."

          F. No Disposition. No Guarantor will sell, assign, pledge, encumber or otherwise dispose of any of the Intercompany Obligations owed to it, provided that such Guarantor may forgive Intercompany Obligations or contribute Intercompany Obligations to a Credit Party.

     14.4 Waiver of Subrogation. Each Guarantor hereby irrevocably waives, solely for the benefit of Agent and the Lenders, until the indefeasible repayment in full of the Obligations, any claim or other rights which it may now or hereafter acquire that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of Agent and the Lenders against any of the Credit Parties or any of their assets which Agent or any Lender now have or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Credit Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, Agent and the Lenders, and shall forthwith be paid to Agent to be credited and applied pursuant to the terms of this Agreement. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

     14.5 Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

     14.6 Contribution Among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Guarantors under this Guaranty. Accordingly, if any payment is made by a Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share

Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Payments to equal its Fair Share. For these purposes:

          (a) "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Guarantor to (y) the aggregate Adjusted Maximum Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid on or before such date by all Funding Guarantors under this Guaranty.

          (b) "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

          (c) "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the liability of such Guarantor under this Guaranty, limited to the extent required under
     Section 14.5 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of contribution under this Section 14.6 shall not be counted as assets or liabilities of such Guarantor).

          (d) "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Guarantor under this Guaranty (including, without limitation, under this Section 14.6).

The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 14.6 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty.

     14.7 Future Guarantors. Any other Person who may hereafter become a Subsidiary of any Credit Party may and shall become a Guarantor under this Agreement and become bound by the terms and conditions hereof by executing and delivering an Instrument of Joinder.

     14.8 Joint and Several Obligation. This Guaranty and all liabilities of each Guarantor hereunder shall be the joint and several obligation of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Liabilities (subject to Section 14.5), without regard to whether enforcement is sought or available against any other Guarantor.

     14.9 No Waiver. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on their behalf.

     14.10 Representations and Warranties. Each Guarantor hereby expressly reaffirms each representation and warranty made in this Agreement with respect to such Guarantor and its property.

XV.  REGARDING AGENT.

     15.1 Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections
3.3 and 3.4 and the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

     15.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by the Credit Parties or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Credit Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Credit Party. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     15.3 Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by the Credit Parties pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Documents, or of the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of the Credit Parties, or the existence of any Event of Default or any Default.

     Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower, provided that Borrower's satisfaction need not be sought if at the time such successor Agent is designated there exists an Event of Default.

     Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     15.4 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     15.5 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

     15.6 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Credit Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     15.7 Indemnification. To the extent Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Documents; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

     15.8 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with the Credit Parties (and any of them) as if it were not performing the duties specified herein, and may accept fees and other consideration from the Credit Parties for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     15.9 Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 and borrowing base calculations from the Credit Parties pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

     15.10 Credit Parties' Undertaking to Agent. Without prejudice to its obligations to Lenders under the other provisions of this Agreement, each Credit Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Credit Party's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

XVI. MISCELLANEOUS.

     16.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Credit Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Credit Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Credit Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such Credit Party at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction. Each Credit Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Credit Party waives the right to remove any judicial proceeding brought against it in any state court to any federal court. Any judicial proceeding by a Credit Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

     16.2 Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between the Credit Parties, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the Credit Parties', Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Credit Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

          (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and the Credit Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by the applicable Credit Party or Credit Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or the Credit Parties thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

               (i) increase the Commitment Percentage, the maximum dollar commitment of any Lender or the Maximum Revolving Advance Amount.

               (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement.

               (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b).

               (iv) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000.

               (v) change the rights and duties of Agent.

               (vi) permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount.

               (vii) increase the Advance Rates above the Advance Rates in effect on the Closing Date.

               (viii) release any Guarantor.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon the Credit Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, the Credit Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     In the event that Agent requests the consent of a Lender pursuant to this
Section 16.2 and such Lender shall not respond or reply to Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower and/or the other Credit Parties. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

     Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed an amount equal to the sum of (i) the Formula Amount minus (ii) the amount of minimum Undrawn Availability required by Section 8.1(ff) hereof at such time (such sum, the "Overadvance Threshold Amount") by up to ten percent (10%) of the Overadvance Threshold Amount for up to thirty (30) consecutive Business Days (the "Out-of-Formula Loans"). If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a). For purposes of this
Section 16.2, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Overadvance Threshold Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be "Eligible Receivables," "Seasonal Receivables" or "Eligible Inventory," as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the or Overadvance Threshold Amount by more than ten percent (10%), Agent shall use its efforts to have Borrower decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving

Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

     In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, the Agent is hereby authorized by Borrower, the Guarantors and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount.

     16.3 Successors and Assigns; Participations; New Lenders.

          (a) This Agreement shall be binding upon and inure to the benefit of each Credit Party, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

          (b) The Credit Parties acknowledge that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"), provided, that any such transfer shall be in a minimum amount of $5,000,000. Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Credit Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

          (c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Credit Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Credit Party shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

          (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Credit Party, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

          (e) Each Credit Party authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning the Credit Parties which has been delivered to such Lender by or on behalf of any Credit Party pursuant to this Agreement or in connection with such Lender's credit evaluation of the Credit Parties.

     16.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Credit Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for the Credit Parties' benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

     16.5 Indemnity. The Credit Parties, jointly and severally, shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified.

     16.6 Notice. Any notice or request hereunder may be given to any Credit Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission, including, but not limited to, an email, or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this
Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

          (a) In the case of hand-delivery, when delivered;

          (b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

          (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

          (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

          (e) In the case of electronic transmission, when actually received;

          (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

          (g) If given by any other means (including by overnight courier), when actually received.

     Any Lender giving a Notice to a Credit Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

               (i) If to Agent or PNC at:  PNC Bank, National Association
                                           2 North Lake Avenue, Suite 440
                                           Pasadena, CA  91101
                                           Attention:  Albert Perez
                                           Facsimile:  (626) 432-4589

                            And

                                           PNC Bank
                                           Agency Services Department
                                           249 Fifth Avenue
                                           Pittsburgh, Pennsylvania  15222-2707
                                           Attention: Lisa Pierce
                                           Facsimile: (412) 762-8672

                        with a copy to:    Manatt, Phelps & Phillips, LLP
                                           11355 Olympic Boulevard
                                           Los Angeles, California 90064
                                           Attention: Harold P. Reichwald, Esq.
                                           Facsimile:  (310) 312-4224

               (ii) If to a Lender other than Agent, as specified on the signature pages hereof

               (iii) If to any Credit Party:

                                           Easy Gardener, Inc.
                                           3022 Franklin Avenue
                                           Waco, Texas 76702-1025
                                           Attention: Richard Kurz, CFO
                                           Facsimile:  (254) 753-5372
                            and:           U.S. Home & Garden
                                           655 Montgomery Street
                                           San Francisco, California 94111
                                           Attention: Robert Kassel, Chairman
                                           CEO and President
                                           Facsimile: (415) 616-8110


                        with a copy to:    Blank Rome Comisky & McCauley LLP
                                           One Logan Square
                                           Philadelphia, Pennsylvania 19103-6998
                                           Attention: Harvey Forman, Esq.
                                           Facsimile: (215) 569-5222

                            And
                                           Blank Rome Tenzer Greenblatt LLP
                                           The Chrysler Building
                                           405 Lexington Avenue
                                           New York, NY 10174
                                           Attention: Ethan Seer, Esquire
                                           Facsimile: (212) 885-5001

     16.7 Survival. The obligations of the Credit Parties under Sections 2.2(f), 3.7, 3.8, 3.9, 3.10, 4.19(h), 15.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

     16.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     16.9 Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Credit Party, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations, provided that the fees of attorneys to individual Lenders may not be so charged with respect to matters not involving a restructuring of the Obligations or enforcement matters following an Event of Default. Without in any way limiting Agent's right to any such payment or to charge Borrower's Account in payment thereof, Agent agrees to furnish to Borrower notice of each payment so charged to Borrower's Account.

     16.10 Injunctive Relief. Each Credit Party that, in the event that any of the Credit Parties fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     16.11 Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Credit Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

     16.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     16.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     16.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     16.15 Confidentiality; Sharing Information. (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors who shall also agree to maintain the confidentiality thereof, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information
(A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and
(ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Credit Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

          (b) Each Credit Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Credit Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Credit Party hereby authorizes each Lender to share any information delivered to such Lender by such Credit Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

     16.16 Publicity. Each Credit Party and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among the Credit Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

     Each of the parties has signed this Agreement as of the day and year first above written.


Borrower:                              EASY GARDENER, INC.
---------

ATTEST:
                                       By:____________________________
__________________________             Name:__________________________
                                       Title:_________________________


                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as Lender and as Agent

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________


                                         PNC Bank, National Association
                                         2 North Lake Avenue, Suite 440
                                         Pasadena, CA  91101
                                         Attention:  Albert Perez
                                         Facsimile:  (626) 432-4589

                                       Commitment Percentage:  ____%


                                       U.S. HOME & GARDEN INC.,
                                       as Guarantor

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       _______________________________
                                       Address


                                       WEATHERLY CONSUMER PRODUCTS GROUP, INC., as Guarantor

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       _______________________________
                                       Address

                                       WEATHERLY CONSUMER PRODUCTS, INC.,
                                       as Guarantor

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       _______________________________
                                       Address


                                       GOLDEN WEST AGRI-PRODUCTS, INC.,
                                       as Guarantor

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       _______________________________
                                       Address


                                       WEED WIZARD ACQUISITION CORP.,
                                       as Guarantor

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       _______________________________
                                       Address


                                       AMPRO INDUSTRIES, INC.,
                                       as Guarantor

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       _______________________________
                                       Address

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

     On this _____ day of ______________, 200_, before me personally came ____________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of _______________________, the
corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                           __________________________
                                                 Notary Public

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

     On this _____ day of ______________, 200_, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PNC BANK, NATIONAL ASSOCIATION, and that he was authorized to sign his name thereto.

                                           __________________________
                                                 Notary Public

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

         On this _____ day of ______________, 200_, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of _______________________, the
corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.

                                           __________________________
                                                 Notary Public

                         List of Exhibits and Schedules


Exhibits

Exhibit 2.1(a)                       Revolving Credit Note

Exhibit 2.4                          Term Note

Exhibit 5.5(b)                       Financial Projections

Exhibit 7.8                          Intercompany Note

Exhibit 8.1(k)                       Financial Condition Certificate

Exhibit 14.7                         Instrument of Joinder

Exhibit 16.3                         Commitment Transfer Supplement


Schedules

Schedule 1.2                         Permitted Encumbrances

Schedule 4.4                         Preservation of Collateral

Schedule 4.5                         Equipment and Inventory Locations

Schedule 4.15(c)                     Location of Credit Parties

Schedule 4.19                        Real Property

Schedule 5.2(a)                      States of Qualification and Good Standing

Schedule 5.2(b)                      Subsidiaries of Borrower

Schedule 5.4                         Federal Tax Identification Number

Schedule 5.6                         Prior Names

Schedule 5.7                         Environmental

Schedule 5.8(b)                      Litigation

Schedule 5.8(d)                      Plans

Schedule 5.9                         Intellectual Property, Source Code, Escrow
                                     Agreements

Schedule 5.10                        Licenses and Permits

Schedule 5.14                        Labor Disputes

Schedule 7.3                         Guarantees

Schedule 7.8                         Indebtedness